EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-QSB (the "Report") of Home Director, Inc. (the "Company") for the three and six month periods Ended June 30, 2007, each of the undersigned, Michael Liddle, the Chief Executive Officer of the Company, Mark Stiving, the President of the Company and Daryl Stemm, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:


     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 7, 2007                   /s/ Michael Liddle
                                        ----------------
                                        Michael Liddle,
                                        Chief Executive Officer

Dated: August 7, 2007                   /s/ Mark Stiving
                                        ----------------
                                        Mark Stiving,
                                        President

Dated: August 7, 2007                   /s/ Daryl Stemm
                                        ------------------
                                        Daryl Stemm,
                                        Chief Financial Officer




                                -----------------



A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission of its staff upon request.